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                                   EXHIBIT 21

                      THE NEWHALL LAND AND FARMING COMPANY

                                  SUBSIDIARIES

The following subsidiaries are included in the Registrant's December 31, 1998 consolidated financial statements:

                           Newhall Depositary Company
                           (a California corporation)

                             Valencia Water Company
                           (a California corporation)

                         Valencia Town Center Associates
                               Limited Partnership
                       (a California limited partnership)

                                VTC Hotel Company
                           (a California corporation)